APPENDIX A


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934



                               CHYRON CORPORATION

- ---------------------------------------------------------------
                               (Name of Issuer)

                     COMMON STOCK $.01 PAR VALUE PER SHARE

- ---------------------------------------------------------------
                        (Title of Class of Securities)

                                   171605108
                      ----------------------------------
                                (CUSIP Number)

                    John C. Jost, Dow, Lohnes & Alberston
          1255 Twenty-Third Street, N.W., Washington, D.C.  20037
                                (202) 857-2680
- -----------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               June 24, 1994
               -------------------------------------------------
                     (Date of Event which Requires Filing
                              of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule
13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in
Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D


CUSIP No.      171605108
         -------------------------


1. NAME OF REPORTING PERSON
   S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

   Sepa Technologies Ltd., Co.
   c/o Percival Hudgins & Company, Inc.
   3100 Cumbereland Circle, Suite 1525
   Atlanta, Georgia  30339-5939
   58-2132436

2. CHECK THE APPROPRIATE LINE IF A MEMBER OF A GROUP*

   (a)       (b)
       ----      ----

   Not applicable

3. SEC USE ONLY


4. SOURCE OF FUNDS*

   00

5. CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS
   2(D) OR 2(E)

   Not Applicable

6. CITIZENSHIP OR PLACE OF ORGANIZATION

   Georgia
   NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH

7. SOLE VOTING POWER

   59,914,732

8. SHARED VOTING POWER

   0

9. SOLE DISPOSITIVE POWER

   59,914,732


10. SHARED DISPOSITIVE POWER

    0

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

    59,914,732

12. CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

    Not Applicable

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

    68.7%

14. TYPE OF REPORTING PERSON*

    HC

Item 1.  Security and Issuer.

This statement relates to the Common Stock, par value $0.01 per share (hereinafter "Common Stock"), and the 4-Year Convertible
Note in the remaining principal amount of $100,000 (hereinafter "Convertible Note"), both of which are issued by Chyron Corporation (hereinafter "Company"). The Convertible Note is convertible into 500,000 shares of Common Stock, bears interest at the prime rate, payable in arrears, matures on January 31, 1996 and may be converted into the Common Stock on or after February 1, 1992. The principal executive offices of the Company are located at 265 Spagnoli Road, Melville, New York 11747.

Item 2.  Identity and Background.

     (a) This statement is filed by Sepa Technologies Ltd., Co. (hereinafter "Sepa") in order to report its acquisition from Amper, S.A. on June 24, 1994 of Pesa Electronica, S.A.(hereinafter "Electronica"), an established Spanish broadcast electronics company headquartered in Madrid. Electronica's assets include, among other business and investment assets, all of the shares of stock of Pesa, Inc.(hereinafter "Pesa"), a Delaware corporation.
          Pesa, a holding company, currently owns 59,414,732 shares of Common Stock and the Convertible Note. Neither the shares of Electronica nor of Pesa are registered under the Securities Exchange Act of 1934, and neither company is a reporting company thereunder.

     (b) Sepa is a limited liability company organized under the laws of the State of Georgia.

     (c) The principal place of business and principal office of Sepa is c/o Percival Hudgins & Company, Inc., 3100
          Cumberland Circle, Suite 1525, Atlanta, Georgia
          30339-5939.

     (d) The principal business of Sepa is to act as a holding company of a controlling interest in the shares of stock of Electronica.

     (e) During the last five years, Sepa has not been convicted in a criminal proceeding.

     (f) During the last five years, Sepa has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding Sepa was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S.

          federal or state securities laws or finding any violation with respect to such laws.

     (h) As a Georgia limited liability company, Sepa does not have officers, directors or shareholders per se. The "Members" of Sepa (as that term is used in Georgia Limited Liability Company Act) have vested management authority in Sepa's "Manager" (as that term is used in the Georgia Limited Liability Act). Such authority includes the ultimate "voting power" and "investment power" (as those terms are defined in Rule 13d-3(a) promulgated pursuant to the Securities Exchange Act of
          1934) with respect to the Common Stock and the Convertible Note held by Pesa.

     (i) Sepa's Manager is currently John A. Servizio, who has the title of Chairman and Chief Executive Officer, and who owns a controlling interest in the company. His principal business address is c/o Pesa Electronica, S.A., Albala 12, 28037 Madrid, Spain. He is a citizen of the United States. During the last five years, he has not been convicted in a criminal proceeding. During the last five years, he has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S. federal or state securities laws or finding any violation with respect to such laws.

     (j) Sepa's Manager is authorized to appoint additional officers to assist him. To date, Mr. John K. Percival has been appointed President and Chief Operating Officer. His principal business address is c/o Percival Hudgins & Company, Inc., 3100 Cumberland Circle, Suite 1525, Atlanta, Georgia 30339-5939. He is a citizen of the United States. During the last five years, he has not been convicted in a criminal proceeding. During the last five years, he has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S. federal or state securities laws or finding any violation with respect to such laws.

Item 3.  Source and Amount of Funds or Other Considerations.

Sepa did not pay any funds in consideration for the Common Stock and the Convertible Note held by Pesa when Sepa acquired Electronica on June 24, 1994. Sepa only expended funds to purchase the stock of Electrnica and agreed to make certain additional contributions to the capital of Electronica. Legal title to said Common Stock and Convertible Note remain in Pesa.


Item 4.  Purpose of Transaction.

Sepa's indirect acquisition of the Common Stock and Convertible Note held by Pesa is incidental to its purpose of owning, operating and controlling Electronica and its subsidiaries. As the controlling shareholder of Electronica and hence of Pesa, Sepa's Manger will be able to direct the voting of the Common Stock held by Pesa to elect a majority of the Company's directors and will be able to control the appointment of the Company's management. Except as described below, Sepa has no plans or proposals that relate to or would result in any of the actions set forth in (a) through (j) of Item 4 of Schedule 13D:

    i. Sepa and/or its controlling Member or Electronica are exploring the possible acquisition of 14,000,000 shares of Common Stock that Pesa had sold on December 31, 1993, pursuant to Regulation S of the Securities Act of 1933, to certain overseas investors.

    ii. Sepa anticipates that it will permit Pesa to resell in a private placement to investors (including certain past officers and directors of the Company) the Convertible Note at full face value.

    iii. Sepa anticipates that it might interpose between itself and Electronica one or more controlled intermediary entities.

Item 5.  Interest in Securities of the Issuer.

     (a) Upon its acquisition of Electronica on June 24, 1994, Sepa obtained beneficial ownership of the 59,414,732 shares of Common Stock held by Pesa and the Convertible Note (which is convertible into an additional 500,000 shares of Common Stock) held by Pesa. As a result, Sepa in the aggregate beneficially owns 59,914,732 shares of Common Stock. The Company has advised Sepa that, as of May 31, 1994, there were 86,758,362 shares of Common Stock of the Company issued and outstanding. Therefore, assuming the conversion of the Convertible Note, there would be 87,258,362 shares of the Common Stock of the Company issued and outstanding, of which

          Sepa would beneficially own through Pesa and Electronica 68.7%.

     (b) The Manager of Sepa through Pesa and Electronica has the sole power to vote and to direct the disposition of all of the 59,414,732 shares of Common Stock of the Company and the Convertible Note owned by Pesa. None of such shares or the Convertible Note is subject to shared power to vote or power to direct a vote thereof, nor are any of such shares or the Convertible Note subject to shared power to dispose or to direct the disposition thereof.

    (c)  Item 5(c) is not applicable.

    (d) No person other than Sepa through Pesa and Electronica is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock of the Company or the Convertible Note beneficially owned thereby.

    (e)  Item 5(e) is not applicable.

Item 6. Contracts, Agreements, Undertakings or Relationships with Respect to the Issuer.

Not applicable.

Item 7.  Material to be Filed as Exhibits.

None.

                         Signatures


          After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.


                                 SEPA TECHNOLOGIES LTD., CO.



Date:  6/30/94                   By:     /s/ John K. Percival
      ---------                        --------------------------
                                       John K. Percival
                                       President and Chief
                                         Operating Officer